UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2005

MISSION ENERGY HOLDING COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	333-68632	95-4867576
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

2600 Michelson Drive, Suite 1700

Irvine, California  92612

(Address of principal executive offices, including zip code)

949-852-3576

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. Mission Energy Holding Company has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future circumstances. In this report, the word “expected” is intended to identify forward-looking information. Forward-looking statements are subject to various risks and uncertainties that may be outside Mission Energy Holding Company’s control. Mission Energy Holding Company has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read with Mission Energy Holding Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and subsequent Quarterly Reports on Form 10-Q.

Section 8 – Other Events

Item 8.01  Other Events

Mission Energy Holding Company’s subsidiary, Edison Mission Energy (“EME”), has entered into a Purchase Agreement, dated as of August 17, 2005, to sell its aggregate 80% interest in the Doga project (the “Doga Project”) to EME’s co-investor in the Doga Project, Doga Enerji Yatirim Isletme ve Ticaret Limited Sirketi, which will acquire an additional 30% interest in the Doga Project, and The Kansai Electric Power Co., Inc., which will acquire a 50% interest in the Doga Project.  The Doga Project is a 180 megawatt gas-fired cogeneration plant near Istanbul, Turkey. The terms and conditions of the Purchase Agreement, including the purchase price, are based upon and are substantially similar to those established in the auction process conducted in 2004 to sell EME’s portfolio of international energy assets. Completion of the sale is subject to the satisfaction of a number of closing conditions, including obtaining the consent of a majority of the project’s lenders. The sale is expected to close in the fourth quarter of 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mission Energy Holding Company
(Registrant)

Date:	August 22, 2005	/s/ Raymond W. Vickers
RAYMOND W. VICKERS
Senior Vice President and General Counsel